Exhibit 99.2

AGREEMENT AND PLAN OF MERGER

BETWEEN

CORNERSTONE SERVICES GROUP, INC.

AND

USIP.COM, INC.

MAY 24, 2004

TABLE OF CONTENTS

1.	DEFINITIONS

2.	BASIC TRANSACTION
(a) The Merger
(b) The Closing
(c) Actions at the Closing
(d) Effect of Merger
(e) Procedure for Payment
(f) No Further Ownership Rights in Member Shares
(g) Lost, Stolen or Destroyed Certificates or Agreements
(h) Transfer Books
(i) Dissenter’s Rights

3.	REPRESENTATIONS AND WARRANTIES OF CORNERSTONE
(a) Organization, Qualification and Corporate Power
(b) Capitalization
(c) Authorization of Transaction
(d) Noncontravention
(e) Financial Statements
(f) Events Subsequent to Most Recent Fiscal Quarter End
(g) Undisclosed Liabilities
(h) Brokers’ Fees

4.	REPRESENTATIONS AND WARRANTIES OF USIP
(a) Organization
(b) Capitalization
(c) Authorization of Transaction
(d) Noncontravention
(e) Brokers’ Fees
(f) USIP Warrant re: debt

5.	COVENANTS
(a) General
(b) Notices and Consents
(c) Regulatory Matters and Approvals
(d) Operation of Business
(e) Full Access
(f) Notice of Developments
(g) Exclusivity

6.	CONDITIONS TO OBLIGATION TO CLOSE
(a) Conditions to Obligation of USIP
(b) Conditions to Obligation of Cornerstone

7.	TERMINATION
(a) Termination of Agreement
(b) Effect of Termination

8.	MISCELLANEOUS
(a) Survival
(b) Press Releases and Public Announcements
(c) No Third Party Beneficiaries
(d) Entire Agreement
(e) Succession and Assignment
(f) Counterparts
(g) Headings
(h) Notices
(i) Governing Law
(j) Amendments and Waivers
(k) Severability
(l) Expenses
(m) Construction

AGREEMENT AND PLAN OF MERGER

This Agreement is entered into May 24, 2004 by and between Cornerstone Services Group, Inc., a Nevada corporation (referred to hereinafter as “Cornerstone” or “Seller”), and USIP.COM, INC., a Utah corporation (referred to hereinafter as “USIP” or “Buyer”).  Collectively, Cornerstone and USIP may be referred to hereinafter as the “Parties”.

WHEREAS, this Agreement contemplates a tax-free merger of Cornerstone and USIP with and into USIP in a reorganization pursuant to Code §368(a)(1)(A).  The Stockholders of Cornerstone shall receive capital stock in USIP in exchange for their capital stock in Cornerstone.

WHEREAS, the Boards of Directors of each of the Parties have approved, and deem it advisable and in the best interests of their respective companies and stockholders to consummate a merger of Cornerstone with and into USIP (the “Merger”), with USIP as the surviving corporation in the Merger upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, pursuant to the terms of this Agreement, upon consummation of the merger, each issued and outstanding share of Cornerstone shall be converted into shares of USIP in accordance with the terms and conditions hereof; and

WHEREAS, immediately upon the consummation of the Merger, the owners of the shares of Cornerstone shall collectively own, on a fully diluted basis, approximately seventy-four and 85/100 ( 74.85%) percent of the then issued and outstanding shares of common stock of USIP, whose name shall be changed to Cornerstone Services Group, Inc.

NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

“Buyer” shall mean USIP.COM, INC.

“USIP Share” means any share of the Common Stock, $.01 par value per share, of USIP.

“Closing” has the meaning set forth in §2(b) below.

“Closing Date” has the meaning set forth in §2(b) below.

“Confidential Information” means any information concerning the businesses and affairs of Cornerstone and its Subsidiaries that is not already generally available to the public.

“Conversion Ratio” has the meaning set forth in §2(d)(v) below.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Hart-Scott-Rodino Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IRS” means the Internal Revenue Service.

“Knowledge” means actual knowledge after reasonable investigation.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

“Requisite Stockholder Approval of USIP” means the affirmative vote of the holders of a majority of the USIP Shares in favor of this Agreement and the Merger.

“Requisite Stockholder Approval of Cornerstone” means the affirmative vote of the holders of a majority of Cornerstone Shares in favor of this Agreement and the Merger.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic’s, materialmen’s, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

“Subsidiary” means any corporation or other legal entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

“Seller” shall mean Cornerstone Services Group, Inc.

“Seller Share” means any share of the Common Stock of Cornerstone Services Group, Inc.

“Seller Stockholder” means any Person who or which holds any of the Shares of Cornerstone.

2.             Basic Transaction.

(a)           The Merger.  On and subject to the terms and conditions of this Agreement, Cornerstone shall merge with and into USIP (the “ Merger”) at the Effective Time. As part of this merger, USIP will be exiting the telecommunications business. USIP shall be the corporation surviving the Merger (the “Surviving Corporation”).  The name of the Surviving Corporation shall be changed to Cornerstone Services Group, Inc.

(b)           The Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Lilly Beter Capital Group in Boca Raton, Florida, at a date to be agreed by the parties after the conditions to closing have been satisfied or waived.

(c)           Actions at the Closing.  At the Closing, (i) Cornerstone shall deliver to USIP the various certificates, instruments, and documents referred to in §6(a) below, (ii) USIP will deliver to Cornerstone the various certificates, instruments, and documents referred to in §6(b) below, (iii) USIP and Cornerstone shall file a “Certificate of Merger” with the Secretary of State for the State of Nevada and the Secretary of State for the State of Utah and (iv) USIP shall deliver to Cornerstone stockholders the certificates evidencing USIP Shares issued in the Merger.

(d)           Effect of Merger.

(i)            General.  The Merger shall become effective as of the filing of the certificate of merger (the “Effective Time”).   The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either USIP or Cornerstone in order to carry out and effectuate the transactions contemplated by this Agreement.

(ii)           Certificate of Incorporation.  The Certificate of Incorporation of USIP in effect at and as of the Effective Time will be amended to change the name of the Corporation to Cornerstone Services Group Inc.

(iii)          Directors and Officers.  Following the completion of this merger, and commencing at the Effective Time, the Board of Directors and the Officers of the Surviving Corporation shall be as follows:

DIRECTORS:	Maurice R. Stone	Theodis Ware
	Dr. Ernest L. Carter, Jr.	Lilly Beter
James Shelton

OFFICERS:	President:	Maurice R. Stone
	Secretary:	Theodis Ware

(iv)          Conversion of Cornerstone Shares.  At and as of the Effective Time, (A) each Cornerstone Share (other than any Dissenting Share) shall be converted into the right to receive USIP Shares in the following amounts:  each Cornerstone Share shall be converted into one USIP Share (the ratio of USIP Shares to Cornerstone Shares (1:1) is referred to herein as the “Conversion Ratio”), (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of applicable state law, and (C) the Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Cornerstone Shares outstanding.  No Cornerstone Share shall be deemed to be outstanding or to have any rights other than those set forth above in this §2(d)(v) after the Effective Time.

(v)           USIP Shares.  Each USIP Share issued and outstanding at and as of the Effective Time shall remain issued and outstanding.

(e)           Procedure for Payment.

(i)            Immediately after the Effective Time, USIP shall furnish to Cornerstone Stockholders a stock certificate issued in their name representing that number of USIP Shares equal to the product of (I) the Conversion Ratio times (II) the number of  Cornerstone Shares they hold in Cornerstone Services Group, Inc. (other than any Dissenting Shares), and Cornerstone Stockholders will remit their certificate representing Shares in Cornerstone to the USIP for cancellation.

(ii)           USIP shall not pay any dividend or make any distribution on USIP Shares (with a record date at or after the Effective Time) to any record holder of outstanding Cornerstone Shares until the holder surrenders for exchange his, her or its certificates which represented Cornerstone Shares.

(f)            No Further Ownership Rights in Member Shares.  From and after the Effective Time, the holders of certificates or agreements evidencing ownership of Cornerstone Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Cornerstone Shares, except as otherwise provided for herein or by applicable law.

(g)           Lost, Stolen or Destroyed Certificates or Agreements.  In the event any certificate(s) or agreements shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate(s) or agreements to be lost, stolen or destroyed and, if required by USIP, the posting by such Person of a bond in such reasonable amount as USIP may direct as indemnity against any claim that may be made against it with respect to such certificate or agreement, USIP will issue in exchange for such lost, stolen or destroyed certificate or agreement USIP Shares to which such Person is entitled pursuant to this Agreement.

(h)           Transfer Books.  The transfer books of Cornerstone shall be closed immediately at the Effective Time and thereafter there shall be no further registration of transfers of Cornerstone Shares on the records of Cornerstone.  If, after the Effective Time, certificates or agreements are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided herein in Article 2.

(i)            Dissenter’s Rights.  Notwithstanding any provision of this Agreement to the contrary, any Cornerstone Shares that are issued and outstanding immediately prior to the Effective Time and that are held by a Cornerstone Shareholder that has not voted in favor of the Merger or consented thereto in writing shall be handled according to applicable state law.

3.             Representations and Warranties of Cornerstone.  Cornerstone represents and warrants to USIP that the statements contained in this §3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3), except as set forth in the “Disclosure Schedule” to be furnished to USIP on or before May 31, 2004. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this §3.

(a)           Organization, Qualification, and Corporate Power.  Cornerstone and its Subsidiaries are corporations or other legal entities duly organized, validly existing, and in good standing under the laws of the jurisdiction of their incorporation or formation.  Cornerstone and its Subsidiaries are duly authorized to conduct business and are in good standing under the laws of each jurisdiction where such qualification is required.  Cornerstone and its Subsidiaries have full power and authority to carry on the businesses in which they are engaged and to own and use the properties owned and used by them.

(b)           Capitalization.  There are currently 100,000,000 authorized shares of common stock in Cornerstone of which 47,594,320 shares are issued and outstanding.  In fulfilling conversion rights of all noteholders, Cornerstone expects to issue an additional 5,405,680 shares prior to the Closing.  Accordingly, Cornerstone will have 53,000,000 shares of issued and outstanding common stock after the additional stock is issued.  Cornerstone shall authorize a reverse stock split based upon a two for one ratio prior to the Closing, however, and, accordingly, a total of 26,500,000 shares will be exchanged for USIP shares based upon the Conversion Ratio (the Parties acknowledge that USIP is also to authorize a reverse stock split based upon a two for one ratio prior to the Closing).  At the Effective Time, Cornerstone represents that there will be no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Cornerstone to issue, sell, or otherwise cause to become outstanding any of its capital stock.   Further, there will be no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Cornerstone.

(c)           Authorization of Transaction.  Cornerstone has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Cornerstone cannot consummate the Merger unless and until it receives the Requisite Cornerstone Stockholder Approval.  This Agreement constitutes the valid and legally binding obligation of Cornerstone, enforceable in accordance with its terms and conditions.

(d)           Noncontravention.  To the Knowledge of any director or officer of Cornerstone, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Cornerstone and its Subsidiaries are subject or any provision of the charter or bylaws of Cornerstone or its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Cornerstone and its Subsidiaries are a party or by which they are bound or to which any of its assets are subject (or result in the imposition of any Security Interest upon any of its assets) other than in connection with the provisions of the Hart-Scott-Rodino Act, the Securities Exchange Act, the Securities Act and the state securities laws.  Neither Cornerstone nor its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(e)           Financial Statements.  Cornerstone will provide financial statements to USIP according to applicable SEC rules and regulations.  These financial statements will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of Cornerstone and its Subsidiaries as of the indicated dates and the results of operations of Cornerstone and its Subsidiaries for the indicated periods correct and complete in all respects, and are consistent with the books and records of Cornerstone and its Subsidiaries.

(f)            Events Subsequent to Most Recent Fiscal Quarter End.  Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Cornerstone and its Subsidiaries taken as a whole.

(g)           Undisclosed Liabilities .  Neither Cornerstone nor its Subsidiaries has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities to be set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

4.             Representations and Warranties of USIP.  USIP represents and warrants to Cornerstone that the statements contained in this §4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §4), except as set forth in the Disclosure Schedule to be furnished to Cornerstone by May 31, 2004.  The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this §4.

(a)           Organization .  USIP is a corporation duly organized, validly existing, and in good standing under the laws of Utah.

(b)           Capitalization .  There are currently 25,000,000 authorized shares of $.01 par value common stock in USIP, of which 17,804,388 shares are issued and outstanding.  USIP shall increase the number of authorized shares of $.01 par value common stock from 25,000,000 shares to 250,000,000 shares prior to the Closing Date.  Further, USIP shall, prior to the Closing Date, arrange for the authorization of 250,000,000 shares of preferred stock.  In addition, USIP shall, prior to the Closing, authorize a reverse stock split based upon a two for one ratio subject to the close of the merger.  Accordingly, after the reverse split, there shall be 8,902,194 issued and outstanding shares not including the 26,500,000 required for completion of the Merger under the terms and conditions of this Agreement.

(c)           Authorization of Transaction .  USIP has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder.  This

Agreement constitutes the valid and legally binding obligation of USIP, enforceable in accordance with its terms and conditions.

(d)           Noncontravention .  To the Knowledge of any director or officer of USIP, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which USIP is subject or any provision of the charter or bylaws of USIP or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which USIP is a party or by which it is bound or to which any of its assets are subject other than in connection with the provisions of the Hart-Scott-Rodino Act, the Securities Exchange Act, the Securities Act, and the state securities laws, USIP does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(e)           USIP warrants that upon completion of the Merger, the only debt and/or other obligation of USIP that shall remain the responsibility of USIP is the bank installment loan, or other instruments, with a balance not to exceed One Hundred Thousand and No/100 ($ 100,000.00) Dollars.

5.             Covenants.  The Parties agree as follows with respect to the period from and after the execution of this Agreement.

(a)           General .  Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in §6 below).

(b)           Notices and Consents .  Cornerstone will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its best efforts to obtain (and will cause each of its Subsidiaries to use its best efforts to obtain) any third party consents, that USIP may request in connection with the matters referred to in §3(d) above.

(c)           Regulatory Matters and Approvals .  Each of the Parties will (and Cornerstone will cause each of its Subsidiaries to) give any notices to, make any filings with, and use their reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in §3(d) and §4(d) above.  Without limiting the generality of the foregoing:

(i)            State Law.  Cornerstone will call a special meeting of its stockholders (the “Special Cornerstone Meeting”) as soon as practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Nevada General Corporation Law.  USIP will call a special meeting of its stockholders (the “Special USIP Meeting”) as soon as practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Utah General Corporation Law.

(d)           Operation of Business.  Cornerstone will not (and will not cause or permit any of its

Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

(e)           Full Access .  Cornerstone will (and will cause each of its Subsidiaries to) permit representatives of USIP to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to Cornerstone and its Subsidiaries.  USIP will treat and hold as such any Confidential Information it receives from  Cornerstone and its Subsidiaries in the course of the reviews contemplated by this §5(g), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to Cornerstone all tangible embodiments (and all copies) thereof which are in its possession.

(f)            Notice of Developments.  Each Party shall give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in §3 and §4 above.  No disclosure by any Party pursuant to this §5(f), however, shall be deemed to cure any misrepresentation, breach of warranty, or breach of covenant.

(g)           Exclusivity .  Cornerstone will not (and will not cause or permit any of its Subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of Cornerstone and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that Cornerstone, its Subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require.  Cornerstone shall notify USIP immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

6.             Conditions to Obligation to Close.

(a)           Conditions to Obligation of USIP .  The obligation of USIP to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)  this Agreement and the Merger shall have received the Requisite Cornerstone Stockholder Approval;

(ii)           Cornerstone and its Subsidiaries shall have procured all of the third party consents specified in §5(b) above;

(iii)          the representations and warranties set forth in §3 above shall be true and correct in all material respects at and as of the Closing Date;

(iv)          Cornerstone shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(v)           no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of Cornerstone, or (D) affect adversely the right of any of the former Subsidiaries of Cornerstone to own their assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(vi)          Cornerstone shall have delivered to USIP a certificate to the effect that each of the conditions specified above in §6(a)(i)-(v) is satisfied in all respects;

(vii)         this Agreement and the Merger shall have received the Requisite USIP Stockholder Approval, if any;

(viii)          USIP shall have received the resignations, effective as of the Closing, of each director and officer of USIP; and

(ix)           all actions to be taken by Cornerstone in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to USIP.

USIP may waive any condition specified in this §6(a) if it executes a writing so stating at or prior to the Closing.

(b)           Conditions to Obligation of Cornerstone.  The obligation of Cornerstone to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)            this Agreement and the Merger shall have received the Requisite USIP Stockholder Approval, if any;

(ii)           the representations and warranties set forth in §4 above shall be true and correct in all material respects at and as of the Closing Date;

(iii)          USIP shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iv)          USIP shall have delivered to Cornerstone a certificate to the effect that each of the conditions specified above in §6(b)(i)-(vi) is satisfied in all respects;

(v)           this Agreement and the Merger shall have received the Requisite Cornerstone Stockholder Approval;

(vi)          Cornerstone shall have received the resignations, effective as of the Closing, of each director and officer of USIP; and

(vii)         all actions to be taken by USIP in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Cornerstone.

Cornerstone may waive any condition specified in this §6(b) if it executes a writing so stating at or prior to the Closing.

7.             Termination.

(a)           Termination of Agreement .  Either Party may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

(i)            the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

(ii)           USIP may terminate this Agreement by giving written notice to Cornerstone at any time prior to the Effective Time (A) in the event Cornerstone has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, USIP has notified Cornerstone of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach or (B) if the Closing shall not have occurred on December 31, 2004, by reason of the failure of any condition precedent under §6(a) hereof (unless the failure results primarily from USIP breaching any representation, warranty, or covenant contained in this Agreement);

(iii)          Cornerstone may terminate this Agreement by giving written notice to USIP at any time prior to the Effective Time (A) in the event USIP has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Cornerstone has notified USIP of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach or (B) if the Closing shall not have occurred by December 31, 2004 by reason of the failure of any condition precedent under §6(b) hereof (unless the failure results primarily from Cornerstone breaching any representation, warranty, or covenant contained in this Agreement);

(iv)          any Party may terminate this Agreement by giving written notice to the other Party at any time after the Special USIP Meeting or the Special Cornerstone Meeting in the event this Agreement and the Merger fail to receive the Requisite USIP Stockholder Approval or the Requisite Cornerstone Stockholder Approval respectively.

(b)           Effect of Termination .  If any Party terminates this Agreement pursuant to §7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in §5(g) above shall survive any such termination.

8.             Miscellaneous.

(a)           Survival .  None of the representations, warranties, and covenants of the Parties (other than the provisions in §2 above concerning issuance of USIP Shares will survive the Effective Time.

(b)           Press Releases and Public Announcements .  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party.

(c)           No Third Party Beneficiaries .  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in §2 above concerning issuance of USIP Shares and are intended for the benefit of Cornerstone Stockholders and (ii) the provisions in §5(j) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

(d)           Entire Agreement .  This Agreement (including any documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e)           Succession and Assignment .  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(f)            Counterparts .  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(g)           Headings .  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)           Notices .  All notices, requests, demands, claims, and other communications hereunder will be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Cornerstone Services Group, Inc:	Cornerstone Services Group, Inc.
9100 Southwest Freeway, Suite 130A
Houston, TX 77074
Attention: Maurice Stone, President

Copy to:	Austin Law Firm
1531 Hodges Street
Lake Charles, LA 70601
Attention: Eddie D. Austin, Jr.

If to USIP.COM, INC.:	USIP.COM. INC.
7325 Oswego Road
Liverpool, NY 13090
Attention: Craig Burton, President

Copy to:	Celso Suarez
P. O. Box 701008
Houston, TX 77270

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(i)            Governing Law .  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Utah.

(j)            Amendments and Waivers .  The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the applicable Nevada and Utah Corporation Laws.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

(k)           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l)            Expenses.  Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(m)          Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.  The word “including” shall mean including without limitation.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

BUYER:		SELLER:
USIP.COM, INC.		CORNERSTONE SERVICES GROUP, INC.

By:	/s/ Craig Burton	By:	/s/ Maurice Stone
Craig Burton, President			Maurice Stone, President